UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2026

EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Allegheny Center
Nova Tower 2
Pittsburgh, Pennsylvania 15212
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrant, each whole warrant exercisable to purchase one share of Common Stock at an exercise price of $5.481	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Amended and Restated Limited Liability Company Agreement for Frontier

On August 4, 2026, Eos Energy Enterprises, Inc. (the “Company”), CCM Frontier JV Holdco, LLC, an affiliate of Cerberus Capital Management, L.P. (“CCM Frontier”) and HBC MSF Capital Solutions Blocker II LLC, an affiliate of Hudson Bay Capital Management LP (“HBC”) entered into an Amended and Restated Limited Liability Company Agreement (the “A&R LLCA”) for Frontier Power USA Parent, LLC, a Delaware limited liability company (the “JV Company”).

The A&R LLCA was entered into pursuant to that certain binding amended and restated term sheet (the “A&R Term Sheet”) dated June 30 ,2026 by and among the Company, CCM Frontier and HBC, as previously disclosed in a Current Report on Form 8-K, filed on June 30, 2026.

Equity Ownership

The Company contributed $112,637,878.86 (the “Initial Class B Contribution”) to the JV Company in exchange for 112,637,879 Class B Units of the JV Company (“Class B Units”) at a price of $1.00 per Class B Unit.

CCM Frontier (or its applicable designated affiliate) (a) received 50,000,001 Class A-1 Units of the JV Company (“Class A-1 Units”) as founder’s equity in consideration for the contracts, contacts, investment opportunities, subject matter expertise and other going concern value with respect to the frontier power platform developed by affiliates of CCM Frontier (the “Pre-Closing Contribution”), (b) contributed $100 million (the “Initial Class A-2 Contribution”) to the JV Company (a portion of which may be contributed and utilized prior to the closing, including for purposes of the payment of the deposit under a capacity reservation agreement between the Company and the JV Company) in exchange for 100,000,000 Class A-2 Units of the JV Company (“Class A-2 Units” and, together with the Class A-1 Units, the “Class A Units”), at a price of $1.00 per Class A-2 Unit, and (c) received the CCM Warrants (as defined below).

HBC (or investment funds managed by HBC or its affiliates) (a) contributed $50 million (the “Initial Class C Contribution”) to the JV Company in exchange for 50,000,000 Class C Units (“Class C Units” and, together with the Class A Units and the Class B Units, the “Preferred Units”), at a price of $1.00 per Class C Unit, and (b) received the HBC Warrants (as defined below).

Governance

The JV Company will be managed by a board of managers that will initially include seven members, four of which will be appointed by CCM Frontier and up to three of which will be appointed by the Company (subject to the Company maintaining certain ownership thresholds in the JV Company). The board of managers will have full and exclusive power to conduct and exercise control over the activities of the Company, subject to certain reserved and fundamental matters that will require the consent of a manager appointed by the Company or the Company, as applicable (so long as the Company maintains certain ownership thresholds in the JV Company).

Day to day oversight of the JV Company’s development projects will be delegated to and performed by an appointee of CCM Frontier, which is initially an affiliate of CCM Frontier, pursuant to a management services agreement on customary terms and conditions agreed to by CCM Frontier and the Company.

Distributions

In the event of a liquidation of the JV Company, distributions will be made as follows: (a) first to CCM Frontier and HBC until they have received a return of their invested capital (excluding, with respect to CCM Frontier, the Pre-Closing Contribution), (b) second to the Company until it has received a return of its invested capital, (c) third to CCM Frontier until it has received a return of the Pre-Closing Contribution, (d) fourth, to CCM Frontier, the Company and HBC pro rata until they have received a pre-tax IRR of 10% compounded quarterly on invested capital (which shall include, for the avoidance of doubt, in respect of CCM Frontier the Pre-Closing Contribution and the Initial Class A-2 Contribution), (e) fifth to the holders of (i) Preferred Units pro rata and (ii) any incentive units in accordance with any management incentive plan adopted by the JV Company. Amounts previously distributed to the holders of Preferred Units and incentive units other than in a liquidation of the JV Company will be credited against amounts that would otherwise be distributable to the holders of Preferred Units and incentive units in a liquidation of the Company.

Distributions of available cash by the JV Company other than in a liquidation will be made as follows: (a) first to CCM Frontier, HBC and the Company pro rata (based on number of Preferred Units held) until they have received (i) a return of their invested capital (which shall include, for the avoidance of doubt, in respect of CCM Frontier the Pre-Closing Contribution and the Initial Class A-2 Contribution) and (ii) a pre-tax IRR of 10% (compounded quarterly) on such invested capital (which shall include, for the avoidance of doubt, in respect of CCM Frontier the Pre-Closing Contribution and the Initial Class A-2 Contribution), and (b) second to the holders of (i) Preferred Units pro rata and (ii) any incentive units in accordance with any management incentive plan adopted by the JV Company.

Transfers

Subject to HBC’s Exchange Right (as defined in the Exchange Agreement), CCM Frontier, HBC and the Company will not be permitted to transfer their respective Preferred Units in the JV Company prior to the third anniversary of the closing of the transactions contemplated by the A&R Term Sheet, except for certain permitted transfers to affiliates. After the third anniversary of the closing, CCM Frontier, HBC and the Company will be permitted to transfer their respective Preferred Units, subject to a right of first offer in favor of the non-transferring party.

The foregoing description of the A&R LLCA does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R LLCA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Contribution and Warrants Issuance Agreement

On August 4, 2026, the Company and JV Company entered into a contribution and warrants issuance agreement (the “Contribution Agreement”).

As described above in “Amended and Restated Limited Liability Company Agreement for Frontier—Equity Ownership”, under the Contribution Agreement, JV Company issued 112,637,879 Class B Units (“Class B Units”) to the Company. Under the Contribution Agreement, the Company issued the CCM Warrants and HBC Warrants to JV Company, and such warrants were ultimately issued to CCM Frontier and HBC, respectively, under certain other agreements.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Warrant Agreement

On August 3, 2026, the Company and Continental Stock Transfer & Trust Company entered into a warrant agreement (the “Warrant Agreement”) governing the terms of the Warrants (as defined below).

Pursuant to the A&R Term Sheet and in consideration for the Initial Class A-2 Contribution, the Company issued, directly or indirectly, to CCM Frontier 20,017,772 warrants (the “CCM Warrants”), each CCM Warrant is exercisable for one share of the Company’s common stock, par value $0.0001 per share, (the “Common Stock”) at an exercise price of $5.481, on the terms and subject to the conditions set forth in the Warrant Agreement. Pursuant to the A&R Term Sheet and in consideration for the Initial Class C Contribution, the Company issued, directly or indirectly, to HBC 10,008,886 warrants (the “HBC Warrants” and together with the CCM Warrants, the “Warrants”), each HBC Warrant is exercisable for one share of Common Stock at an exercise price of $5.481, on the terms and subject to the conditions set forth in the Warrant Agreement.

Each Warrant will be exercisable immediately upon issuance and will expire on the tenth anniversary of the issuance, unless earlier exercised or redeemed.

Each Warrant will be exercisable for cash or on a cashless basis. Each Warrant will be exercisable upon surrender of the Warrant, together with a notice of exercise, to the Company. Promptly after CCM Frontier or HBC, as the case may be, exercises any Warrants and, if applicable, the Company receives payment for the shares of Common Stock issuable upon such exercise, the Company will deliver to CCM or HBC, as the case may be, certificates or book-entries for the shares of Common Stock acquired and, if such Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing a warrant to purchase the shares of Common Stock not yet acquired. If, upon exercise of any Warrant, CCM or HBC, as the case may be, would be entitled to receive a fractional interest in a share of Common Stock, the Company will round down to the next whole share of Common Stock.

The CCM or HBC, as the case may be, will not have the rights or privileges of holders of Common Stock and any voting rights until it exercises the Warrants and receives shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, in whole or in part, CCM Frontier or HBC, as the case may be, will be entitled to one (1) vote for each share of Common Stock held of record on all matters to be voted on by stockholders.

The Warrants contain customary anti-dilution adjustments upon the occurrence of any dividend on shares of Common Stock payable in Common Stock, or any subdivision or combination with respect to the Common Stock. Upon the occurrence of any fundamental transaction, the Warrants will become exercisable for the same securities, cash, and property as would be payable for the shares issuable upon exercise of the unexercised portion of the Warrants as if such shares were outstanding on the record date for the acquisition and subsequent closing, and the exercise price shall be adjusted accordingly.

The Warrants will be issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and, along with the shares of Common Stock underlying the Warrants, not to be registered under the Act, or applicable state securities laws. The shares of Common Stock underlying the Warrants will be subject to customary registration rights, and after issuance may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement and the Form of Warrant, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Exchange Agreement

On August 4, 2026, the Company, JV Company and HBC entered into an exchange agreement (the “Exchange Agreement”).

The Company agreed to provide HBC the right to exchange, from time to time, (the “Exchange Right” and each such exchange, an “Exchange”), under the conditions described in the Exchange Agreement, up to 50,000,000 Class C Units of JV Company held by HBC (the “Holder Units”) into the Company’s Common Stock (the “Exchange Shares”) based on $1.00 per Class C Unit (subject to customary adjustments for any unit split, dividends, distributions, recapitalizations, consolidations, mergers and other similar events), exchangeable for up to 9,122,422 shares of Common Stock at the applicable price per share of Common Stock as described in the Exchange Agreement. Each exercise of the Exchange Rights, if any, will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Subject to the adjustments described in the Exchange Agreement, the price per share of Common Stock for the Exchange Rights shall be determined as follows:

•	if prior to December 31, 2026, (x) any portion, up to 50%, of the Holder Units at a price per share of Common Stock equal to $15.00, (y) any portion, up to 75%, of the Holder Units at a price per share of Common Stock equal to $17.50 and/or (z) all, or any portion, of the Holder Units at a price per share of Common Stock equal to $20 price per share;

•	from and after December 31, 2026, all, or any portion, of the Holder Units at a price per share of Common Stock equal to $5.481; and/or

•	all, or any portion, of the Holder Units at any time following the occurrence of (i) any voluntary or involuntary bankruptcy, change of control, liquidation, dissolution or winding up of JV Company, (ii) the delivery of notice to HBC by any member or JV Company (or any of their agents or representatives) of the intent by any person to exercise any drag-along rights (pursuant to the A&R LLCA), including the delivery of notice with respect to a potential Company Sale (as defined in the A&R LLCA) and which, for the avoidance of doubt, shall not require the prior consummation of the transaction(s) contemplated by such Company Sale, (iii) the occurrence of, or the entering into any contract or arrangement agreeing to do or take, any of the actions set forth in clauses (e) and (h) under “Reserved Matters” attached to the A&R LLCA as Schedule D-1 and (iv) the occurrence of, or the entering into any contract or arrangement agreeing to do or take, any of the actions set forth in clauses (a) (provided that for the purposes therein, such clause shall be deemed to include a pro rata redemption or repurchase of all Preferred Units at the same price per unit) and (d) under “Fundamental Matters” attached to the A&R LLCA as Schedule D-2, at a price per share of Common Stock equal to $5.481.

HBC may exercise its Exchange Rights only for a whole number of Exchange Shares. In no event will the Company be required to net cash settle any Exchange Rights exercise. If HBC would be entitled, upon the exercise of its Exchange Rights, to receive a fractional interest in an Exchange Share, the Company shall round down to the nearest whole number, the number of Exchange Shares to be issued to HBC.

The Company shall not effect any exercise of the Exchange Rights, and HBC shall not have the right to exercise any portion of such Exchange Rights, and any such exercise shall be null and void and shall be cancelled ab initio and treated as if never made, to the extent that immediately prior to or following the exercise of the Exchange Rights, HBC, together with its Attribution Parties (as defined in the Exchange Agreement), collectively beneficially owns or would beneficially own in excess of 9.8% of the shares of Common Stock that would be issued and outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Exchange Rights.

The Exchange Rights do not entitle HBC to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, which is filed as Exhibit 4.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Side Letter Agreement

In connection with the Exchange Agreement, on August 4, 2026, the Company, CCM Frontier and the JV Company entered into a side letter agreement (the “Side Letter Agreement”). Pursuant to the Side Letter Agreement, in the event that, from time to time, HBC exercises its Exchange Right, then CCM Frontier will have the right, but not the obligation, to acquire any or all of the Exchange Units transferred by HBC to the Company that remain outstanding and held by the Company after giving effect to the cancellation and reissuance as set forth below (the “Exchange Call Right”). The Company will promptly, and in any event no later than five (5) business days following the consummation of an Exchange, provide written notice to CCM Frontier and JV Company of such Exchange, specifying the number of Exchange Units transferred by HBC to the Company in connection therewith (the “Exchange Notice”).

Upon the consummation of an Exchange, a number of Exchange Units equal to ten percent (10%) of the Exchange Units subject to such Exchange will automatically be cancelled by JV Company, and concurrently with such cancellation JV Company will issue to CCM Frontier a number of Class C Units equal to the number of Exchange Unis so cancelled. If CCM Frontier desires to exercise its Exchange Call Rights with respect to an Exchange, then CCM Frontier will deliver written notice hereof to the Company, no later than ten (10) business days following CCM Frontier’s receipt of the Exchange Notice, specifying the number of Exchange Units CCM Frontier desires to acquire (which may be any or all of the Exchange Units remaining outstanding and held by the Company after giving effect to the cancellation and reissuance (the “Call Units”), which notice will be irrevocable. Upon receipt of such written notice, the Company will be required to sell to CCM Frontier, and CCM Frontier will be required to purchase from the Company, such Call Units for a purchase price in cash equal to $1.00 per Call Unit.

In addition, pursuant to the Side Letter Agreement, we agree to indemnify CCM Frontier and JV Company and its subsidiaries, and their respective managers, officers, employees, agents and representatives from and against any and all losses or damages arising out of or resulting from (i) any breach by the Company of any representation, warranty, covenant or obligation of the Company under the Exchange Agreement, (ii) any failure by the Company to timely issue Exchange Shares or comply with its obligations under the Exchange Documents, (iii) any third-party claims (including claims by stockholders of the Company) arising from or relating to the issuance of Exchange Shares, (iv) any tax liabilities (or a portion thereof) imposed on JV Company or any of tis subsidiaries as a result of or in connection with any Exchange, solely to the extent attributable to actions or omissions of the Company, and (v) any securities law violations by the Company in connection with any Exchange or the issuance of Exchange Shares.

The foregoing description of the Side Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Side Letter Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Registration Rights Agreement

On August 4, 2026, the Company entered into registration rights agreements with each of CCM Frontier and HBC (together, the “Registration Rights Agreements”).

Under the Registration Rights Agreements, the Company is required to, within thirty (30) calendar days after the Closing (as defined in the Registration Rights Agreement), file a registration statement registering the resale of the Registrable Securities (as defined in the Registration Rights Agreements). The Company will bear the expenses incurred in connection with the filing of any such registration statements. The Registration Rights Agreements do not contemplate the payment of penalties or liquidated damages as a result of a failure to register, or delays with respect to the registration of, the Registrable Securities.

Under the Registration Rights Agreements, we agree to indemnify the stockholders holding Registrable Securities and certain persons or entities related to such stockholders against any losses or damages resulting from any untrue statement or omission of a material fact in any prospectus or prospectus pursuant to which they sell Registrable Securities, unless the liability arose from their misstatement or omission, and these stockholders, if Registrable Securities held by these stockholders are included in the securities as to which registration, qualification or compliance is being effected, agree to indemnify the Company and certain persons or entities related to the Company against all losses caused by their misstatements or omissions in those documents in reliance on the information provided by such stockholder.

The foregoing description of the Registration Rights Agreements do not purport to be complete and are qualified in its entirety by reference to the full text of the Registration Rights Agreements, which are filed as Exhibits 4.4 and 4.5 to this Current Report on Form 8-K, and are incorporated herein by reference.

Amendment to Loan Guarantee Agreement

As previously disclosed, on November 26, 2024, the Company entered into a loan guarantee agreement, which was subsequently amended by that certain Amendment to Loan Guarantee Agreement entered into on March 25, 2025 and that certain Second Amendment to Loan Guarantee Agreement entered into on February 13, 2026 by and between the Company and the United States Department of Energy, an agency of the United States of America (the “DOE” and, such agreements collectively, the “Loan Agreement”). On August 4, 2026, the Company entered into that certain Third Amendment to Loan Guarantee Agreement (the “Third Amendment”), by and between the DOE and the Company, pursuant to which, among other things, the Loan Agreement was amended to, (i) implement the Thorn Hill site as an approved project site, (ii) permit certain investments into the JV Company and related transactions, (iii) permit the entry into the purchase commitment and capacity reservation agreement and commercial framework guidelines in connection with the Frontier transactions, as well as certain master supply agreements, purchase orders, and related documentation and agreements.

This description of the Third Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Third Amendment, which is attached as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Warrants and the Exchange Rights is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
4.1	Warrant Agreement dated August 3, 2026 by and between Eos Energy Enterprises, Inc. and Continental Stock Transfer & Trust Company.
4.2	Form of Warrant Certificate (included as Exhibit A to Exhibit 4.1 hereto).
4.3	Exchange Agreement dated August 4, 2026 by and between Eos Energy Enterprises, Inc., Frontier Power USA Parent, LLC and HBC MSF Capital Solutions Blocker II LLC.
4.4	Registration Rights Agreement dated August 4, 2026 by and between Eos Energy Enterprises, Inc. and CCM Frontier JV Holdco, LLC.
4.5	Registration Rights Agreement dated August 4, 2026 by and between Eos Energy Enterprises, Inc. and HBC MSF Capital Solutions Blocker II LLC.
10.1	Amended and Restated Limited Liability Company Agreement dated August 4, 2026 by and among Eos Energy Enterprises, Inc., CCM Frontier JV Holdco, LLC and HBC MSF Capital Solutions Blocker II LLC.
10.2	Contribution and Warrants Issuance Agreement dated August 4, 2026 by and between Eos Energy Enterprises, Inc. and Frontier Power USA Parent, LLC.
10.3	Side Letter dated August 4, 2026 by and between Eos Energy Enterprises, Inc., CCM Frontier JV Holdco, LLC, and Frontier Power USA Parent, LLC.
10.4	Third Amendment to Loan Guarantee Agreement, dated August 4, 2026, by and between the Company and the United States Department of Energy
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: August 6, 2026	By:	/s/ Alessandro Lagi
		Name:	Alessandro Lagi
		Title:	Chief Financial Officer